Exhibit 99.1

Triller Group (Nasdaq: ILLR) to Acquire Significant SpaceX Position as a Strategic Treasury Asset

Transaction places SpaceX exposure directly on the Company’s balance sheet as a strategic treasury holding

LOS ANGELES, June 25, 2026 (GLOBE NEWSWIRE) -- Triller Group Inc (Nasdaq: ILLR; ILLRW) (“Triller” or the “Company”) today announced that it has entered into definitive agreements to acquire a significant position providing economic exposure to SpaceX (Nasdaq: SPCX), to be held as a strategic treasury asset on the Company’s balance sheet.

The Company is acquiring the position — held through an established fund structure — through a wholly-owned special-purpose subsidiary, financed through a secured financing arrangement. The position was established well ahead of SpaceX’s public listing and is being acquired at a meaningful discount to its current market value.

“This is a transformational step for our Company,” said Wing-Fai Ng, Group Chief Executive Officer. “SpaceX is one of the most extraordinary companies of our generation, and we are securing meaningful exposure to it at a compelling entry point and placing it at the very heart of our balance sheet. We believe this fundamentally changes how investors should look at Triller, and we are proud to give our shareholders a stake in that story.”

The transaction establishes a dedicated SpaceX treasury position and positions Triller as one of the only Nasdaq-listed companies with disclosed, balance-sheet SpaceX exposure. The financing is secured by the underlying position, and the Company retains a portion of the position as treasury for the benefit of its shareholders.

The Company expects the transaction to close in the coming days, subject to the satisfaction of customary conditions, and intends to provide further detail in its filings with the U.S. Securities and Exchange Commission (“SEC”).

About Triller Group Inc.

Triller Group Inc. (Nasdaq: ILLR; ILLRW) is a technology and media company operating Triller App, a social media and live-streaming platform focused on music, sports, fashion and culture, together with AGBA Group, a Hong Kong-based financial-services and platform business with longstanding operations in wealth distribution, healthcare and related services across Asia.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding resumption of trading on Nasdaq, the Company's ability to maintain timely SEC periodic reporting and Nasdaq compliance, the effectiveness of its remediation measures, the anticipated benefits of resumed Nasdaq trading, and the timing of future corporate updates. These statements are based on Triller’s current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including risks relating to the effects of the period of trading suspension and resumption of trading on Nasdaq, market conditions, the Company’s ability to execute its monetization and operating plans, the availability of financing, the identification, negotiation or completion of any acquisitions or other strategic transactions, compliance with listing standards and reporting requirements, legal or regulatory proceedings, and the other risks described in Triller’s SEC filings. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release speak only as of the date of its issuance. Except where required by applicable law, the Company expressly disclaims a duty to provide updates to forward-looking statements after the date of this press release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them.

The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the federal securities laws.

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Contact:

Bethany Lai, Investor Relations and Communications

IR@agba.com